AXA Equitable Life Insurance Company

EQUI-VEST®

Deferred Variable Annuity

Application for IRA and NQ

Application No.

Mailing Instructions:

Express Mail: (with money):

JPMorganChase

4 Chase Metrotech Center, 7th Floor

NY Remit One Image Lockbox # 13823

Brooklyn, NY 11245–0001

Regular Mail: (with money):

EQUI-VEST New Business

P.O. Box 13823, Newark,

NJ 07188–0823

Express Mail: (without money): EQUI–VEST New Business 100 Madison St., Suite 1000 Syracuse, NY 13202 Regular Mail: (without money): EQUI–VEST New Business P.O. Box 4704, Syracuse, NY 13221–4704

1. EQUI-VEST contract type	(Check one)

A. ☐ Traditional IRA

B. ☐ ROTH IRA:

a. ☐ Conversion Rollover from traditional IRA

b. ☐ Recurring Contributory Roth IRA (Tax year                     )

c. ☐ Direct Transfer or Rollover from another Roth IRA

C. ☐ Unit–Billed traditional IRA

D. ☐ Unit–Billed Roth IRA

E. ☐ NQ

F. ☐ Unit–Billed NQ

2. Employer information	(Complete for 1. C, 1. D, and 1. F)

Client/Employer Name

(Select one)	☐		or

(See		Existing Plan/Unit Number Location
Instructions)	☐	New Unit (Must complete Plan Enrollment Kit)

3. Annuitant information	(Check appropriate boxes)

If your Mailing Address is different from the Primary Residential Address below, please provide your Mailing Address in Section 13.

☐ Mr. ☐ Mrs. ☐ Miss ☐ Ms. ☐ Other

☐ Male ☐ Female

Social Security No. (Required)

First Name	Middle Initial	Last Name

☐ Home
☐ Mobile

Birth Date (M/D/Y)	Age at Nearest Birthday	Daytime Phone Number

U.S.A. Primary Residential Address — No P.O. Box Permitted

City	State	Zip Code

Valid Driver’s License No./State Issued ID #	State	Exp. Date

U.S. Citizen? ☐ Yes ☐ No (If No, Please complete)

Country	Passport #	U.S. Visa Type

4. Annuity commencement date

See Instructions.

5. Beneficiary(ies) information	(See Instructions)

Primary

1.	%

Primary Beneficiary Name

Relationship to Owner	T.I.N.: ☐ S.S.N. or ☐ E.I.N.

2.	%

Primary Beneficiary Name

Relationship to Owner	T.I.N.: ☐ S.S.N. or ☐ E.I.N.

Contingent

Contingent Beneficiary Name

Relationship to Owner	T.I.N.: ☐ S.S.N. or ☐ E.I.N.

6. Enhanced Death Benefit Option

Would you like to elect the 3–year Ratcheted Death Benefit for an additional 0.15% annual charge?

☐ YES, I would like to elect the Ratcheted Death Benefit.

☐ NO, I would like to have only the sum of contributions (adjusted for withdrawals) as the Minimum Death Benefit.

Once the Ratcheted Death Benefit is elected, it cannot be terminated.

7A. Owner information	(See Instructions)

☐ Individual ☐ Guardian     ☐ Custodian (See below) *

☐ NQ Trust (Entity — as agent for natural person) (Complete 7B.)

☐ Other Non-Natural Owner (Complete 7B.)

First Name	Middle Initial	Last Name

☐ Home
☐ Work

Birth Date (M/D/Y)	T.I.N.: ☐ S.S.N. or ☐ E.I.N.	Daytime Phone Number
(If Guardian or Custodian, Use Minor’s S.S. No.)

U.S.A. Primary Residential Address — No P.O. Box Permitted

City	State	Zip Code

Valid Driver’s License No./State Issued ID #	State	Exp. Date

U.S. Citizen? ☐ Yes ☐ No (If No, Please complete)

Country	Passport #	U.S. Visa Type

*

As Custodian under the              Uniform Gifts to Minors Act (UGMA) or State Uniform Transfer to Minors Act (UTMA). Please note: if issued under UGMA or UTMA, the beneficiary named in #5 must be the Estate of the Annuitant.

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7B. Non-Natural owner information	(See Instructions)

A Non-Natural Owner Certification form must be completed with application.

Name

(If non-U.S., Financial Professional must contact Branch.)
Taxpayer Identification Number

Principal Place of Business or Local Street Address

Name and Title of Person Authorized to Transact	Business Phone

State of incorporation, business license, or execution of partnership or trust agreement

8. Joint owner	Optional	(NQ certificates/contracts only)
(See instructions)

☐ Male ☐ Female

First Name	Middle Initial	Last Name

☐ Home
☐ Mobile

Birth Date (M/D/Y)	Social Security Number	Daytime Phone Number

U.S.A. Primary Residential Address – No P.O. Box Permitted

City	State	Zip Code

Valid Driver’s License No./State Issued ID #	State	Exp. Date

U.S. Citizen? ☐ Yes ☐ No (If No, please complete)

Country	Passport#	U.S. Visa Type

9. NQ Successor owner information
Available only for NQ contracts and only if Annuitant and Owner in #3 and #7A are different parties.

☐ No, I don’t elect a Successor Owner

☐ Yes, I do elect a Successor Owner

First Name	Middle Initial	Last Name

Birth Date (M/D/Y)	Social Security Number

U.S.A. Primary Residential Address — No P.O. Box Permitted

City	State	Zip Code

Valid Driver’s License No./State Issued ID #	State	Exp. Date

U.S. Citizen? ☐ Yes ☐ No (If No, please complete)

Country	Passport#	U.S. Visa Type

10. Contribution information
Complete #10A and B only if a payment is provided when the application is signed. If payment will be forwarded at a later date, you must complete #10A and C.
A. Specify Method(s) of Payment:
(Minimum: $25,000 for EQUI-VEST)
☐ Check payable to AXA Equitable or Wire	($ )
☐ 1035 Exchange	($ )
(from Single Owner contract, NQ only)
☐ 1035 Exchange	($ )
(from Joint Owner contract, NQ only)
☐ CD or Mutual Fund Transfer (NQ only)	($ )
☐ Direct Transfer (IRA)	($ )
☐ Rollover (IRA)	($ )
☐ Regular Contribution (IRA) (Tax Year )	($ )
B. Allocation Information for amount
provided with this application:
Total amount for investment options listed in #12.	$

C. Expected first–year contribution:

Indicate the amount expected to be contributed in the first year of this contract.	$

11. Reminder/Contribution statements information

(Complete #11A or #11B as applicable.)

A. Individual Reminder Notice: (Complete only if you checked the traditional IRA, Roth IRA or NQ box in #1.)
(i) Indicate if a Contribution Reminder Notice is desired.
☐ Yes ☐ No
(ii) If Yes, complete the reminder frequency:
☐ Annually ☐ Semi–Annually ☐ Quarterly
(iii) Date of First Reminder / (not past the 28th)
MONTH DAY

(iv) Contribution Reminder Notice Amount $
B. Contribution Statement Reminder (Unit Billed/Salary Deduction Cases)
Complete only if you checked Unit–Billed traditional IRA, Roth IRA, or Unit–Billed NQ box in #1.

Initial Contribution Statement Reminder Amount. $

12. Selection of investment options and allocation percentages

Check either Box A or Box B, but not both.

  A.  ☐ Maximum Transfer Flexibility. By selecting this option, you may invest in all of the investment options listed on the next page except those options listed in the bold box. Transfers out of the Guaranteed Interest Option will not be limited.

  B.  ☐ Maximum Fund Choice. By selecting this option, you may invest in any of the investment options listed on the next page. Transfers out of the Guaranteed Interest Option will be limited (see prospectus for details).

Current Allocation (Applies to boxes A and B): Select the allocation for the amount indicated in #10B or any amounts that you may invest in these investment options in the future. You can change this allocation for future contributions at any time. The percentages entered must be in whole numbers and total 100%.

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12. Selection of investment options and allocation percentages (continued)

Guaranteed Interest Option (GIO) Restrictions:

For initial contributions of $100,000 or less – No more than 25% of the initial contribution can be allocated to the GIO.

For initial contributions more than $100,000 – No more than 50% of the initial contribution can be allocated to the GIO.

Asset Allocation
AXA Allocation
%	AXA Aggressive Allocation (18*)
%	AXA Balanced Strategy (8Q*)
%	AXA Moderate Allocation (T4*)
%	AXA Moderate Growth Strategy (8O*)
%	AXA Moderate-Plus Allocation (17*)
Target Allocation
%	Target 2015 Allocation (6G*)
%	Target 2025 Allocation (6H*)
%	Target 2035 Allocation (6I*)
%	Target 2045 Allocation (6J*)
%	Target 2055 Allocation (8Z*)
Other Asset Allocation
%	1290 VT DoubleLine Dynamic Allocation (8U*)
%	All Asset Growth – Alt 20 (7H*)
%	AXA/AB Dynamic Moderate Growth (8P*)
%	AXA Franklin Templeton Allocation Managed Volatility (6P*)
%	CharterSM Moderate (9I*)
Large Cap Stocks
%	1290 VT Equity Income (33*)
%	1290 VT Socially Responsible (92*)
%	AXA 500 Managed Volatility (7M*)
%	AXA/ClearBridge Large Cap Growth (83*)
%	AXA Large Cap Core Managed Volatility (85*)
%	AXA Large Cap Growth Managed Volatility (77*)
%	AXA Large Cap Value Managed Volatility (89*)
%	AXA/Loomis Sayles Growth (34*)
%	EQ/BlackRock Basic Value Equity (81*)
%	EQ/Capital Guardian Research (86*)
%	EQ/ClearBridge Select Equity Managed Volatility (6F*)
%	EQ/Common Stock Index (TI)*
%	EQ/Equity 500 Index (TE*)
%	EQ/Fidelity Institutional AMSM Large Cap (9K*)
%	EQ/Franklin Rising Dividends (9U*)
%	EQ/Invesco Comstock (07*)
%	EQ/JPMorgan Value Opportunities (72*)
%	EQ/Large Cap Growth Index (82*)
%	EQ/Large Cap Value Index (49*)
%	EQ/T. Rowe Price Growth Stock (32*)
%	EQ/UBS Growth and Income (35*)
%	MFS® Investors Trust (7P*)
%	MFS® Massachusetts Investors Growth Stock (8I*)
%	Multimanager Aggressive Equity (T2*)
Small/Mid Cap Stocks
%	1290 VT GAMCO Small Company Value (37*)
%	1290 VT Microcap (9V*)
%	1290 VT Small Cap Value (9D*)
%	AXA 400 Managed Volatility (7L*)
%	AXA 2000 Managed Volatility (7K*)
%	AXA/AB Small Cap Growth (TP*)
%	AXA Franklin Small Cap Value Managed Volatility (6E*)
%	AXA/Janus Enterprise (08*)
%	AXA Mid Cap Value Managed Volatility (79*)
%	CharterSM Small Cap Growth (36*)
%	CharterSM Small Cap Value (91*)

%	EQ/American Century Mid Cap Value (9J*)
%	EQ/Goldman Sachs Mid Cap Value (9L*)
%	EQ/Ivy Mid Cap Growth (9P*)
%	EQ/Mid Cap Index (55*)
%	EQ/Small Company Index (97*)
%	Invesco V.I. Mid Cap Core Equity (7T*)
%	Invesco V.I. Small Cap Equity (7X*)
%	Ivy VIP Small Cap Growth (7Y*)
%	Multimanager Mid Cap Growth (59*)
%	Multimanager Mid Cap Value (61*)
International/Global Stocks
%	1290 VT Low Volatility Global Equity (9W*)
%	1290 VT SmartBeta Equity (9C*)
%	AXA Global Equity Managed Volatility (78*)
%	AXA International Core Managed Volatility (88*)
%	AXA International Managed Volatility (7N*)
%	AXA International Value Managed Volatility (73*)
%	AXA Templeton Global Equity Managed Volatility (6D*)
%	EQ/Emerging Markets Equity PLUS (8W*)
%	EQ/International Equity Index (TN*)
%	EQ/Invesco International Growth (9N*)
%	EQ/Lazard Emerging Markets Equity (9Q*)
%	EQ/MFS International Growth (26*)
%	EQ/MFS International Value (9R*)
%	EQ/Oppenheimer Global (6A*)
AXA Allocation (Not available under Max Flex option)
%	AXA Conservative Allocation (15*)
%	AXA Conservative Growth Strategy (8R*)
%	AXA Conservative-Plus Allocation (16*)
%	AXA Conservative Strategy (8S*)
Bonds (Not available under Max Flex option)
%	1290 VT DoubleLine Opportunistic Bond (9F*)
%	1290 VT High Yield Bond (8X*)
%	American Funds Insurance Series Bond (8V*)
%	CharterSM Multi-Sector Bond (TH*)
%	EQ/Core Bond Index (96*)
%	EQ/Global Bond PLUS (47*)
%	EQ/Intermediate Government Bond (TI*)
%	EQ/PIMCO Global Real Return (8Y*)
%	EQ/PIMCO Ultra Short Bond (28*)
%	EQ/Quality Bond PLUS (TQ*)
%	Invesco V.I. High Yield (8L*)
%	Ivy VIP High Income (8G*)
%	Multimanager Core Bond (69*)
Cash Equivalents (Not available under Max Flex option)
%	EQ/Money Market (T3*)
Sector/Specialty (Not available under Max Flex option)
%	AXA Franklin Balanced Managed Volatility (6C*)
Sector/Specialty
%	1290 VT Convertible Securities (9X*)
%	1290 VT GAMCO Mergers & Acquisitions (25*)
%	EQ/Invesco Global Real Estate (9M*)
%	EQ/Ivy Energy (9O*)
%	EQ/MFS Technology (9S*)
%	EQ/MFS Utilities (9T*)
%	Multimanager Technology (67*)
%	VanEck VIP Global Hard Assets (8N*)
Guaranteed-Fixed
%	Guaranteed Interest Option (A1*)
%	Total of all investment options chosen must equal 100%
* The number in parentheses is shown for data input only.

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13. Special instruction	(For beneficiary, replacement or

transfer information.)

Attach a separate sheet if additional space is needed.

For Owners whose Mailing Address differs from their Primary
Residential Address in Section 3 or Section 7A for NQ contracts.

Owner’s Mailing Address:
Mailing Address – P.O. Box Accepted

City State Zip Code

14. Other Required Information

Prospectus, Replacement, and Foreign Political Persons information must be answered.

Prospectus Information:
1. Did you receive an EQUI-VEST or EQUI-VEST Express prospectus? ☐ Yes ☐ No

Date as printed on prospectus/CD

Date as printed on any prospectus supplement(s)/CD

CONSENT FOR DELIVERY OF INITIAL PROSPECTUS ON
CD-ROM

☐  Yes. By checking this box and signing the application below,
I acknowledge that I received the initial prospectus on computer readable compact disk ‘‘CD’’, and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable’s Electronic Delivery Service.

14. Other Required Information (continued)
Replacement Information:

1.	Do you have any other existing life insurance or annuities? ☐ Yes ☐ No

2.	Have you purchased an AXA Equitable annuity contract within the last 12 months? ☐ Yes ☐ No

If so, indicate the name of the product
and the contract #

3.	Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the certificate/contract applied for will be issued? ☐ Yes ☐ No
If Yes, complete the following:

YEAR ISSUED TYPE OF PLAN COMPANY CONTRACT NUMBER

COMPANY ADDRESS

NQ Only: Contribution basis (check one):
☐ Before 8/14/82 ☐ 8/14/82 or later
Net cost: (attach illustration)
4.	The Contract state is your primary residence state (Owner’s primary residential address from Section 3 or Section 7A for NQ contracts) unless you sign the application in a different state.
If you are signing this application in a state other than your state of primary residence, check one of the boxes below:
☐ I have a second residence in the state of sale.
☐ I work or conduct business in the state of sale.
If none of the above apply, the application must be signed in your state of Primary Residence unless we approve another state.
You need NOT complete the Suitability information below. You MUST submit a completed Client Profile along with the application.

Suitability Information:

1. Customer Information (REQUIRED BY FINRA)

Employer’s Name Owner’s Occupation

Employer’s Street Address

City State Zip

Estimated Gross Annual Estimated Liquid Net Worth
Household Income (all sources) (excluding residence)

Investment Objective:	(Choose one that matches the objective for this purchase only.)

☐ Income	☐ Income & Growth	☐ Growth
☐ Aggressive Growth	☐ Safety of Principal

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14. Other Required Information (continued)

Is the Owner or Annuitant associated with or employed by a member of FINRA? ☐ Yes ☐ No

If Yes, affiliation:

MARITAL STATUS: ☐ Single ☐ Married ☐ Widowed ☐ Divorced

NUMBER OF DEPENDENTS:

FEDERAL TAX BRACKET: %

PURPOSE OF INVESTMENT:

INVESTMENT HORIZON: (Length of time contract is expected to
remain in force)

☐ 1 ☐ 2 ☐ 3 ☐ 4 ☐ 5 ☐ 6 ☐ 7 ☐ 8☐ 9 ☐ 10 ☐ >10

RISK TOLERANCE (Choose one that applies to this purchase only):

The selected investment options should be consistent with the stated Investment Objective above and Risk Profile from the Risk Tolerance Questionnaire.

☐ Conservative: Prefer little risk and low volatility in return for accepting potentially lower returns.

☐ Conservative-Plus: Willing to accept some risk and volatility in return for some growth potential.

☐ Moderate: Willing to assume an average amount of market risk and volatility or loss of principal to achieve potentially higher returns.

☐ Moderate-Plus: Willing to accept above-average amount of market risk and volatility or loss of principal to achieve potentially greater returns.

☐ Aggressive: Willing to sustain substantial volatility or loss of principal and assume a high level of risk in pursuing potentially higher returns. :

2. Investment Assets (Prior to this Investment)

CDs	$

Stocks	$

Bonds	$

Annuities	$

Mutual Funds

Income	$

Growth	$

Aggressive	$

Other Funds	$

Retirement Accounts	$

Other (excluding primary residence)	$

Total Investment Assets	$

Cash (checking, savings, MMA)	$

Total Investment Assets (above) and Cash	$

14. Other Required Information (continued)
Investment Experience (in years)

	None	<1	1–4	5+
CDs	☐	☐	☐	☐
Bonds	☐	☐	☐	☐
Annuities	☐	☐	☐	☐
Mutual Funds	☐	☐	☐	☐
Stocks	☐	☐	☐	☐

Has a Financial Plan been prepared by AXA Advisors, LLC for the client in the last 12 months?

☐ Yes Plan # or Planning Tool Name: ☐ No

Source of Funds: (If more than one box is checked, provide percentage breakdown.)

☐ Cash: Payroll Deduction, Death Claim, Gift, Inheritance, Checking, Savings or Money Market %

☐ Borrowing: (NQ only) Mortgage, Personal Loans, Credit %

☐ Policy Related: Surrender/Exchange, Policy loan, Dividend, Withdrawal %

☐ Sale of Existing Non-Life or Annuity Investment: Mutual Funds, Stocks, Bonds, CDs, Qualified Plan Rollover %

☐ Other (NQ only): Sale of (i) Car, (ii) Home, (iii) Business, or
(iv) Other Asset (specify: ), (v) Legal Settlement, (vi) Lottery/Gaming Proceeds, (viii) Other: %

Foreign Political Persons†:

Is the Owner or Annuitant (if different than the Owner, Joint Owner or Successor Owner) either: (A) A senior military, governmental, or political official in a non-U.S. country, or (B) Closely associated with or an immediate family member of such official?

Owner ☐Yes No
If Yes, please identify the name of the official, office held and country:

Annuitant ☐ Yes ☐ No
If Yes, please identify the name of the official, office held and country:

Joint Owner ☐Yes ☐ No ☐ N/A*
If Yes, please identify the name of the official, office held and country:

Successor Owner ☐ Yes ☐No ☐ N/A*
If Yes, please identify the name of the official, office held and country:

†	Required by the USA Patriot Act
*	Select the Not Applicable (N/A) box if there is no Joint Owner in Section 8 or no Successor Owner in Section 9.

Comments:

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15. Acknowledgement

All information and statements furnished in this application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no financial professional has the authority to make or modify any contract on AXA Equitable’s behalf, or to waive or alter any of AXA Equitable’s rights and regulations. I understand that amounts withdrawn from the contract may be subject to a withdrawal charge. • I understand that the annuity account value attributable to allocations to the variable investment options of the separate account or variable annuity benefit payments may increase or decrease and are not guaranteed as to dollar amount. • I acknowledge that I have received the most current prospectus and any supplement(s). • After reviewing my financial information and goals with my financial professional, I believe that this contract will meet my financial goals.

By signing this application the Owner acknowledges that he or she is buying the contract for its features and benefits other than tax deferral, as the tax-deferral feature of the contract does not provide additional benefits.

(New York residents sign below, all other residents sign at the bottom.)

PROPOSED ANNUITANT’S SIGNATURE	TODAY’S DATE	CITY	STATE

SIGNATURE OF OWNER	TODAY’S DATE	CITY	STATE
(IF OTHER THAN PROPOSED ANNUITANT)

PROPOSED JOINT OWNER’S SIGNATURE	TODAY’S DATE	CITY	STATE
(IF OTHER THAN ANNUITANT)

In Colorado, Kentucky, Maine and Tennessee:	It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance benefits, and civil damages.

In New Jersey:	Any person who includes any false or misleading information on an application for an insurance policy may be subject to criminal and civil penalties.

In Arkansas, D.C. and New Mexico:	Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

In Ohio:	Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer submits an enrollment form/application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

In Oklahoma:	Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony.

In Washington:	It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

All Other States Except New York:	Any person who knowingly and with intent to defraud any insurance company files an enrollment form/ application or statement of claim containing any materially false, misleading or incomplete information may be guilty of a crime which may be punishable under state or Federal law.

PROPOSED ANNUITANT’S SIGNATURE	TODAY’S DATE	CITY	STATE

SIGNATURE OF OWNER	TODAY’S DATE	CITY	STATE
(IF OTHER THAN PROPOSED ANNUITANT)

PROPOSED JOINT OWNER’S SIGNATURE	TODAY’S DATE	CITY	STATE
(IF OTHER THAN ANNUITANT)

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EQUI-VEST® REPRESENTATIVE REPORT

A.	I certify that a Prospectus for the Contract has been given to the Proposed Owner, and that no written sales materials other than those approved by AXA Equitable have been used. (The Representative who secures this application must sign in the space provided below.) ☐ Yes

B.	Have you delivered the AXA Equitable ‘‘Family of Annuities’’ brochure? ☐ Yes ☐ No

C.

Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction, assuming the certificate/contract applied for will be issued on the life of the annuitant?

☐ Yes ☐ No (If Yes, attach copy of the Replacement Acknowledgement Form.)

D.

Did you (i) verify the identity by reviewing the driver’s license/passport of each Owner and Annuitant, and (ii) inquire about the source of the customer’s assets and income?

☐Yes (If you are unable to answer Yes to both these questions, contact your Branch Controls Manager.)

E.	Is the Owner currently an Active Duty* Member of the Armed Forces?

☐ Yes ☐ No (If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).

*  ‘‘Active Duty’’ means full-time duty in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

F.

Compensation Method: Elect one of the following for this application only. (If there are multiple Representatives on the Contract, this election must be the same for all.) Refer to the Annual Schedule of Commission and Service Fees Field Bulletin if you have questions.

☐ I (We) elect the traditional Premium–Based Compensation method which provides for an up–front Premium–Based compensation payment, plus PCs.

☐ I (We) elect the Voluntary Trade–Off Compensation method which includes a reduced up–front Premium–Based compensation payment with PCs plus an annual asset–based payment beginning after year one (1) with PCs.

Name and Signature of the Financial Representative who answered the above questions and verified the above documents.

	Print Name		Signature			Date
EQUI-VEST issues must reflect the commission percentages of all applicable Representatives.
	Print Representative(s) Name(s) (Service Representative First)	Last Name Initial	Representative Number	Representative %	Agency Code	District Mgr. Code	Representative Insurance License#*

*Where required by state regulations

FOR EQUI-VEST PROCESSING OFFICE USE
Representative(s) shown above is (are) equity qualified and licensed in the state in which the request is signed.

Application No. EAO Rec’d.

PROCESSING:

	Contract Number	Batch Number	Inquiry Number	Processor

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EQUI-VEST®

Additional Instructions

Section 1. EQUI–VEST contract type

Please refer to the prospectus for the most thorough explanation of this product and its features.
Please note the additional forms required to fill out this section.
Type of Contract	Additional Form(s) Needed	Special Instructions
Traditional IRA, Roth IRA	126208	For transfer of funds from an existing traditional IRA, or Roth IRA to the same kind of IRA.
	126207	This form is only required for Direct Rollovers from an eligible retirement plan to a IRA.
Non–Qualified(NQ)	129735	This form is only required for Section 1035 Exchanges.
	129414	For Partial 1035 exchanges, use form number provided.
	126206	This form is used to transfer money from a Certificate of Deposit or from a Mutual Fund.
Unit–Billed traditional IRA, Roth IRA	126525	For new unit–billed plans, a Plan Enrollment Kit must be completed.
	126207	This form is only required for Direct Rollovers.
Unit–Billed Non–Qualified(NQ)	126525	For new unit–billed plans, a Plan Enrollment Kit must be completed.
	129735	This form is only required for Section 1035 Exchanges.
	129414	For Partial 1035 exchanges, use form number provided.
	126206	This form is used to transfer money from a Certificate of Deposit or from a Mutual Fund.

Section 2. Employer Information

If the employer has a current unit under EQUI-VEST Deluxe (Series 800), you must complete a new Plan Enrollment Kit to establish a new unit under EQUI-VEST (Series 801). Once the new unit has been established, you must reference the new unit number.

Section 3. Annuitant Information

The maximum issue age for all contracts is 85. Please note: Date of Birth and Social Security Number are mandatory. If the proposed annuitant is not a U.S. Citizen, a copy of the US Visa and I-94 form or Green Card must be provided with the application. If the Owner named in #7A will be a custodian for a minor under UGMA and UTMA, the Annuitant must be the minor.

Section 4. Annuity Commencement Date
The date on which annuity payments are to begin. The Annuity commencement date cannot extend beyond the maximum maturity age. The maximum maturity age is 95.

Section 5. Beneficiary(ies) Information

The beneficiary is the individual who will receive the death benefit upon the death of the Annuitant. Your client must name a primary beneficiary(ies) and may also name a contingent beneficiary. If more than one – indicate %. If the Annuitant knows the Taxpayer Identification Number of the beneficiary, include it. The check box for Social Security Number (for an individual) or E.I.N (for an entity such as a trust) should also be checked. Include full name(s) and Relationship(s) to Owner. Use Special Instructions (#13) if you need more space. For NQ only: If the Owner and the Annuitant are not the same person, the beneficiary will succeed as the new Owner upon the death of the Owner. (If this is not desired, complete Section #9, NQ Successor owner information.)

Section 7A. Owner Information

Complete for NQ contracts if the Owner will be different from Annuitant named in #3. If the mailing address is different from the Primary Residential Address, please provide your Mailing Address in the Special Instructions section #13. If the contract is to be owned by a custodian for the benefit of a minor under a UGMA or UTMA, complete this section with the custodian’s name and the minor’s Social Security number. If the Owner named in #7A will be a custodian for a minor under UGMA and UTMA, the beneficiary named in #5 must be the Estate of the Annuitant. Please Note: Date of Birth and Social Security Number are mandatory. If the proposed owner is not a U.S. Citizen, a copy of the US Visa and I-94 form or Green Card must be provided with the application.

Section 7B. Non–Natural Owner Information
This section should be completed if the Owner is a corporation, partnership or trust. The Non–Natural Owner Certification Form (cat. # 129469) must be completed.

Section 8. Joint Owner
Available for NQ contracts only. Neither Owner may be a non–natural person. Please Note: Dateof Birth and Social Security Number are mandatory.

Section 10. Contribution Information

Please specify the type(s) of payment. Please note: An initial contribution of at least $25,000 is required to purchase an EQUI-VEST contract: For IRA contracts, the initial contribution of at least $25,000 may be made via a single or multiple sum(s), direct transfer(s) or rollover(s) or in combination with a regular contribution ($5,000 for 2008). For NQ contracts, the initial contribution of at least $25,000 may be made via a single or multiple sum(s) or 1035 exchange(s). Note: In Mississippi, contributions to EQUI-VEST IRA and NQ contracts will be limited to the First Contract Year. In Washington, contributions will be limited to the first four contract years for EQUI-VEST IRA contracts. Contributions will be limited to the first contract year for EQUI-VEST NQ contracts.

Section 12. Guaranteed Interest Option (GIO) Restrictions

If the initial contribution is $100,000 or less, no more than 25% of such initial and any additional contributions can be allocated to the GIO. If the account value is greater than $100,000, the owner will need tosubmit new allocation instructions if they wish to allocate more than 25% of the account value. If the initial contribution is more than $100,000, no more than 50% of such initial and any additional contributions can be allocated to the GIO.

X04143_core	IRA/NQ App. (10/18)
Catalog #140229